EXHIBIT 10.1

                               NIKE, INC.

               FY '__-'__ LONG-TERM INCENTIVE AWARD AGREEMENT

     This FY '__-'__ Long-Term Incentive Award Agreement (this
"Agreement") is entered into as of _____________, 20__, between NIKE, Inc., an Oregon corporation (the "Company"), and _______________
("Recipient").

     On _________, 20__, the Compensation Committee (the "Committee") of the Company's Board of Directors authorized a performance-based award to Recipient pursuant to Section 6 of the Company's Long-Term Incentive Plan (the "Plan"). Compensation paid pursuant to the award is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Recipient desires to accept the award subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1.     Award.  Subject to the terms and conditions of this
            _____
Agreement, the Company shall pay to Recipient the dollar amount (the "Dollar Target Award Payment") determined under this Agreement based on
(a) the Company's financial performance during the _____-year period from June 1, 20__ to May 31, 20__ (the "Performance Period") as described in Section 2 and (b) Recipient's continued employment during the Performance Period as described in Section 3. Recipient's "Dollar Target Award" for purposes of this Agreement is $_______________.

     2.     Revenue and EPS Performance Conditions.
            ______________________________________

          2.1 Subject to Section 3, the Dollar Target Award Payment to be paid to Recipient shall be determined by multiplying the Payout Factor by the Dollar Target Award. The "Payout Factor" equals the average of the Revenue-Related Percentage Level for the Performance Period and the EPS-Related Percentage Level for the Performance Period. The Revenue-Related Percentage Level for the Performance Period shall be determined under the table below based on the Company's Cumulative Revenue (as defined below) for the Performance Period. The EPS-Related Percentage Level for the Performance Period shall be determined under the table below based on the Company's Cumulative EPS (as defined below) for the Performance Period. For example, if the Company's Cumulative Revenue for the Performance Period is $_______ and the Company's Cumulative EPS for the Performance Period is $_______, then the Revenue-Related Percentage Level will be 110%, the EPS-Related Percentage Level will be 140%, and the Payout Factor will therefore equal 125%.


                      Revenue-Related                         EPS-Related
Cumulative Revenue    Percentage Level    Cumulative EPS    Percentage Level
__________________    ________________    ______________    ________________
   (in millions)

Less than $____             0%            Less than $____           0%
     $____                 10%                $____                10%
     $____                 20%                $____                20%
                      Revenue-Related                         EPS-Related
Cumulative Revenue    Percentage Level    Cumulative EPS    Percentage Level
__________________    ________________    ______________    ________________
   (in millions)

     $____                 30%                $____                30%
     $____                 40%                $____                40%
     $____                 50%                $____                50%
     $____                 60%                $____                60%
     $____                 70%                $____                70%
     $____                 80%                $____                80%
     $____                 90%                $____                90%
     $____                100%                $____               100%
     $____                110%                $____               110%
     $____                120%                $____               120%
     $____                130%                $____               130%
     $____                140%                $____               140%
 $____ or more            150%            $____ or more           150%


     If the Company's Cumulative Revenue is between any two data points set forth in the first column of the above table, the Revenue-Related Percentage Level shall be determined by interpolation between the corresponding data points in the second column of the table as follows: the difference between the Cumulative Revenue and the lower data point shall be divided by the difference between the higher data point and the lower data point, the resulting fraction shall be multiplied by the difference between the two corresponding data points in the second column of the table, and the resulting product shall be added to the lower corresponding data point in the second column of the table, with the resulting sum being the Revenue-Related Percentage Level. If the Company's Cumulative EPS is between any two data points set forth in the third column of the above table, the EPS-Related Percentage Level shall be similarly determined by interpolation between the corresponding data points in the fourth column of the table. For example, if the Company's Cumulative Revenue is $_______ and the Company's Cumulative EPS is $_______, then the Revenue-Related Percentage Level will be 115%, the EPS-Related Percentage Level will be 135%, and the Payout Factor will therefore equal 125%.

          2.2     Subject to adjustment in accordance with Sections 2.4,
2.5 and 2.6 below, the Company's "Cumulative Revenue" for the Performance Period shall equal the sum of the Company's revenues for the _____ fiscal years of the Company in the Performance Period. For this purpose, the Company's revenues for each fiscal year of the Company during the Performance Period shall be as set forth in the audited consolidated financial statements of the Company and its subsidiaries.

          2.3     Subject to adjustment in accordance with Sections 2.4,
2.5 and 2.6 below, the Company's "Cumulative EPS" for the Performance Period shall equal the sum of the Company's diluted earnings per common share for the _____ fiscal years of the Company in the Performance Period. The Company's diluted earnings per common share for each fiscal year of the Company during the Performance Period shall be as set forth in the audited consolidated financial statements of the Company and its subsidiaries.

          2.4 In the event that any acquisition of a business shall occur during the Performance Period, the Company's Cumulative Revenue for the Performance Period shall be appropriately adjusted to exclude the revenues of the acquired business, and the Company's Cumulative EPS for the Performance Period shall be appropriately adjusted to approximate the Cumulative EPS as if the acquisition had not occurred, by (a) excluding any costs of the acquisition recorded by the Company,
(b) excluding the operating income of the acquired business, (c) reducing interest expense for any cash paid or debt incurred to fund the acquisition based on the actual interest rate of such debt or the Company's average interest rate for borrowed funds, (d) adjusting the tax provision to reflect the adjusted amount of pre-tax income after making the above adjustments, and (e) reducing weighted average shares outstanding used for the EPS calculation by the number of Company shares, if any, issued in the acquisition.

          2.5 In the event that any divestiture of a business shall occur during the Performance Period, the Company's Cumulative Revenue for the Performance Period shall be appropriately adjusted as provided in Section 2.5(i) below to reflect an assumed level of revenue of the divested business for that portion of the Performance Period occurring after the divestiture, and the Company's Cumulative EPS for the Performance Period shall be appropriately adjusted (a) to exclude any gain or loss on the sale, (b) as provided in Section 2.5(ii) below to reflect an assumed level of operating income of the divested business for that portion of the Performance Period occurring after the divestiture, (c) to reduce interest income for any cash or notes received in the divestiture based on the actual interest rate on such notes or the Company's average interest rate for borrowed funds, and (d) to adjust the tax provision to reflect the adjusted amount of pre-tax income after making the above adjustments.

               (i) The Company's Cumulative Revenue for the Performance Period shall be appropriately adjusted to include the Imputed Revenues of the divested business. "Imputed Revenues" shall mean the result obtained by multiplying the Average Daily Revenues of the divested business by the number of calendar days in the Performance Period occurring after the divestiture. "Average Daily Revenues" shall mean the result obtained by dividing (x) the revenues of the divested business during that portion of the Performance Period occurring prior to the divestiture by (y) the number of calendar days in the Performance Period occurring prior to the divestiture.

               (ii) The Company's Cumulative EPS for the Performance Period shall be appropriately adjusted to reflect the Imputed Operating Income of the divested business. "Imputed Operating Income" shall mean the result obtained by multiplying the Average Daily Operating Income of the divested business by the number of calendar days in the Performance Period occurring after the divestiture. "Average Daily Operating Income" shall mean the result obtained by dividing (x) the operating income of the divested business during that portion of the Performance Period occurring prior to the divestiture by (y) the number of calendar days in the Performance Period occurring prior to the divestiture.

          2.6 If the Company implements a change in accounting principle during the Performance Period either as a result of issuance of new accounting standards or otherwise, and the effect of the accounting change was not reflected in the Company's business plan at the time of approval of this award, then Cumulative Revenue and Cumulative EPS shall be adjusted to eliminate the impact of the change in accounting principle.

          2.7 All financial computations required to effect adjustments pursuant to Sections 2.4, 2.5 and 2.6 shall be calculated by the Company in accordance with generally accepted accounting principles applied in a manner consistent with the application of such principles to the preparation of the audited consolidated financial statements of the Company and its subsidiaries.

     3.     Employment Condition.  In order to receive the Dollar
            ____________________
Target Award Payment determined under Section 2, Recipient must be employed by the Company on the last day of the Performance Period. If Recipient's employment by the Company is terminated at any time prior to the end of the Performance Period, for any reason or no reason, with or without cause, including because of death or disability, Recipient shall not be entitled to receive the Dollar Target Award Payment or any portion thereof.


     4.     Certification and Payment.  As soon as practicable
            _________________________
following the completion of the audit of the Company's consolidated financial statements for the final year of the Performance Period, the Company shall calculate the Dollar Target Award Payment payable to Recipient. This calculation shall be submitted to the Committee. Notwithstanding anything to the contrary in this Agreement, the Committee may, in its sole discretion, reduce or eliminate the calculated Dollar Target Award Payment based on circumstances relating to the performance of the Company or Recipient. Without limiting the generality of the foregoing, if at any time during the Performance Period Recipient's base pay is reduced or Recipient is assigned a different title, job or set of responsibilities resulting in a decrease in Recipient's level of responsibility for the Company (any such reduction in base pay or assignment resulting in a decrease in Recipient's level of responsibility for the Company, a "Demotion"), the Committee may, in its sole discretion, reduce or eliminate the calculated Dollar Target Award Payment. Recipient acknowledges and agrees that, in the event the Committee reduces or eliminates the calculated Dollar Target Award Payment in connection with any Demotion occurring during the Performance Period, the Company intends for such reduction or elimination to constitute the "proration" of Recipient's Dollar Target Award with respect to such Demotion described in Plan-related documents prepared by the Company and delivered to Participant; and that, in connection with any Demotion, in the event of any inconsistency between the "proration" provisions of any such Plan-related documents and the provisions of this Agreement, the provisions of this Agreement shall control.

     The Committee shall certify in writing (which may consist of approved minutes of a Committee meeting) the level of Cumulative
Revenue and Cumulative EPS attained by the Company and the Dollar
Target Award Payment (if any) payable to Recipient. A portion of the Dollar Target Award Payment so certified, which portion shall be equal to the required tax withholding amount on the Dollar Target Award Payment, shall be payable in cash and shall be used to satisfy such required tax withholding, as provided in Section 5 below. The
Recipient may elect to receive the balance of the Dollar Target Award Payment (the "Dollar Target Award Payment Balance") in either (a) cash,
(b) shares of Class B Common Stock of the Company ("Performance Shares") valued at the closing price of the Class B Common Stock as reported by the New York Stock Exchange on August 15, 20__, or (c) a specified percentage in cash and a specified percentage in Performance Shares.
The Recipient's election regarding the form of payment (the "Election") must be in writing or such other form as may be specified by the Company and must be delivered by Recipient to the Company no later than July 31, 20__. If Recipient does not timely deliver the Election, the Dollar Target Award Payment Balance shall be paid in the form of Performance Shares. The portion, if any, of the Dollar Target Award Payment Balance payable to Recipient in cash shall be paid on August 15, 20__. The portion, if any, of the Dollar Target Award Payment Balance payable to Recipient in Performance Shares shall be delivered to Recipient as soon as practicable after August 15, 20__. No fractional shares shall be delivered to Recipient in connection with the Dollar Target Award Payment and the number of Performance Shares deliverable shall be rounded to the nearest whole share. Notwithstanding the foregoing, if Recipient shall have made a valid election to defer receipt of all or any portion of the Dollar Target Award Payment pursuant to the terms of the Company's Deferred Compensation Plan (a "Deferral Election"), payment of all or such portion of the Dollar Target Award Payment so deferred shall be made in accordance with the terms of the Deferred Compensation Plan and the Deferral Election.


     5.     Tax Withholding.  Recipient acknowledges that the amount of
            _______________
the Dollar Target Award Payment payable to Recipient (other than any amount deferred pursuant to a Deferral Election) will be treated as ordinary compensation income for federal and state income and FICA tax purposes, and that the Company will be required to withhold taxes on this income amount. To satisfy the required withholding amount, the Company shall withhold all or part of that portion of the Dollar Target Award Payment that is payable in cash.

     6.     Promotions.  If at any time during the Performance Period
            __________
Recipient's base pay is increased or Recipient is assigned a different title, job or set of responsibilities resulting in an increase in Recipient's level of responsibility for the Company (any such increase in base pay or assignment resulting in an increase in Recipient's level of responsibility for the Company, a "Promotion"), the Company may, but shall not be required to, grant to Recipient an additional award (the "Mid-Plan Grant") on terms similar to those provided in this Agreement, except that any such award shall be payable solely in cash. Any such Mid-Plan Grant shall constitute a grant separate from and independent of the grant represented by this Agreement, and any such Mid-Plan Grant shall not be granted under the Plan and shall not qualify as performance-based compensation under Section 162(m) of the Code. The terms and conditions of any Mid-Plan Grant shall be set forth in a separate, Mid-Plan Grant agreement between the Company and Recipient in the form determined by the Company in its sole discretion (a "Mid-Plan Grant Agreement"). Recipient acknowledges and agrees that no Mid-Plan Grant shall be payable to Recipient unless Recipient executes and delivers a Mid-Plan Grant Agreement in connection therewith. Recipient acknowledges and agrees that any Mid-Plan Grant granted to Recipient in connection with any Promotion during the Performance Period will be intended to constitute the "proration" of Recipient's Dollar Target Award with respect to such Promotion described in Plan-related documents prepared by the Company and delivered to Recipient; and that, in connection with any Promotion, in the event of any inconsistency between the "proration" provisions of any such Plan-related documents and the provisions of this Section 6 and the Mid-Plan Grant Agreement, the provisions of this Section 6 and the Mid-Plan Grant Agreement shall control.

     7.     Changes in Capital Structure.  If the outstanding Class B
            ____________________________
Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Committee in the number and kind of shares subject to this Agreement so that Recipient's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive.

     8.     Approvals.  The obligations of the Company under this
            _________
Agreement are otherwise subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's Class B Common Stock may then be listed, in connection with the award under this Agreement. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Class B Common Stock under this Agreement if such issuance or delivery would violate applicable state or federal law.

     9.     No Right to Employment.  Nothing contained in this
            ______________________
Agreement shall confer upon Recipient any right to be employed by the Company or any of its subsidiaries or to continue to provide services to the Company or any of its subsidiaries or to interfere in any way with the right of the Company or any of its subsidiaries to terminate Recipient's services at any time for any reason, with or without cause.


     10.     Miscellaneous.
             _____________

          10.1     Entire Agreement; Amendment.  This Agreement
                   ___________________________
constitutes the entire agreement of the parties with regard to the subjects hereof and may be amended only by written agreement between the Company and Recipient.

          10.2     Notices.  Any notice required or permitted under
                   _______
this Agreement shall be in writing and shall be deemed sufficient when delivered personally to the party to whom it is addressed or when deposited into the United States Mail as registered or certified mail, return receipt requested, postage prepaid, addressed to the Company,
Attention: Secretary, at its principal executive offices or to Recipient at the address of Recipient in the Company's records, or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

          10.3     No Assignment; Rights and Benefits.  Recipient shall
                   __________________________________
not sell, assign, pledge or otherwise transfer this Agreement or any rights hereunder, whether voluntarily or by operation of law, or by gift, bequest or otherwise. Any purported sale, assignment, pledge or transfer by Recipient shall be null and void. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company's successors and assigns and, subject to the foregoing restriction on assignment, be binding upon Recipient's heirs, executors, administrators, successors and assigns.

          10.4     Further Action.  The parties agree to execute such
                   ______________
further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          10.5     Applicable Law; Attorneys' Fees.  The terms and
                   _______________________________
conditions of this Agreement shall be governed by the laws of the State of Oregon. In the event either party institutes litigation hereunder, the prevailing party shall be entitled to reasonable attorneys' fees to be set by the trial court and, upon any appeal, the appellate court.

          10.6     Headings.  The headings in this Agreement are for
                   ________
convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.


          10.7     Counterparts.  This Agreement may be executed in two
                   ____________
or more counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     NIKE, INC.


                                     By ______________________________
                                     Title ___________________________


                                     RECIPIENT



                                     __________________________________